Exhibit 99.1
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RUSH STREET INTERACTIVE ANNOUNCES FIRST QUARTER 2026 RESULTS AND RAISES FULL YEAR GUIDANCE

- Record Quarterly Revenue of $370.4 Million, up 41% Year-over-Year -
- Record Quarterly Net Income of $26.2 Million, up 134% Year-over-Year -
- Record Quarterly Adjusted EBITDA of $60.2 Million, up 81% Year-over-Year -
- Monthly-Active-User Growth of 62% in North American Online Casino Markets -
- Raising Full Year 2026 Revenue and Adjusted EBITDA Guidance -

CHICAGO – April 28, 2026 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

•Revenue was $370.4 million, a new quarterly record and an increase of 41%, compared to $262.4 million during the first quarter of 2025.
•Net income was $26.2 million, a new quarterly record and an increase of 134%, compared to $11.2 million during the first quarter of 2025.
•Adjusted EBITDA1 was $60.2 million, a new quarterly record and an increase of 81%, compared to $33.2 million during the first quarter of 2025.
•Adjusted sales and marketing expense1 was $46.2 million, representing 12.5% of revenue.
•Monthly Active Users (“MAU”) totaled approximately 839,000, an increase of 51% compared to the first quarter of 2025.
◦MAUs in North America were approximately 296,000, an increase of 46% year-over-year, driven by 62% year-over-year growth in online casino markets.
◦MAUs in Latin America (which includes Mexico) were approximately 543,000, an increase of 54% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $317 during the first quarter of 2026 while ARPMAU in Latin America was $54.

Richard Schwartz, Chief Executive Officer of RSI, said, "We are pleased to report another strong quarter of results, setting new records once again for revenue, net income and adjusted EBITDA.”

“The continued acceleration we've seen in revenue and player growth is particularly exciting. We've now achieved accelerating year-over-year player growth in each of the last four quarters, reflecting the strength in our business. In our North American online casino markets, MAUs grew an impressive 62%, surpassing the 51% growth we achieved in the fourth quarter of 2025. We also achieved record first-time depositors this quarter while maintaining disciplined marketing spend, showcasing our expanding brand awareness and the efficiency we've built into our customer acquisition and retention model. These results validate the customer-centric approach that has consistently driven our performance. The systematic enhancements we've made throughout the entire player journey have created a compounding dynamic where strong
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

acquisition brings high-quality players, effective retention keeps them engaged, and exceptional experiences drive value.”

“Looking ahead, we have tremendous confidence in our trajectory. We're executing well, growing our player base rapidly and profitably, and preparing for an exciting new market launch in Alberta. We remain committed to delivering exceptional player experiences while creating long-term value for our shareholders.”

Guidance

The Company is raising its Revenue and Adjusted EBITDA1 guidance for the full year ending December 31, 2026.

Revenue for full year 2026 is now expected to be in the range of $1,490 and $1,540 million, representing year-over-year growth of 31% to 36%.

Adjusted EBITDA for full year 2026 is now expected to be in the range of $230 and $250 million, representing year-over-year growth of 50% to 63%.

These guidance ranges reflect our confidence in the underlying strength of our business, while incorporating prudent assumptions about market maturation and competitive dynamics. Additional assumptions include that (i) only operations in live jurisdictions as of today’s date and the expected July 2026 launch of Alberta are included, and (ii) RSI continues to operate in markets in which it is live today under similar tax structures, including the temporary emergency 16% tax decree in Colombia.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast to discuss the first quarter 2026 financial results today at 6:00 p.m. Eastern Time (5:00 p.m. Central Time). A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-444-1612 (Toll Free) or 1-206-407-3770 (Local). For international callers, please reference https://help.events.q4inc.com/eahc/international-dial-in-numbers. The conference call access code is 722298233.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least May 28, 2026.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana, Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Ontario (Canada), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 by gaming industry veterans, RSI was named the 2025 EGR LatAm Awards Operator of the Year – North LatAm, the EGR North America Awards Customer Services Operator of the Year five years in a row (2020-2024), the SBC Latinoamérica Awards 2024 Casino Operator of the Year, the

2022 EGR North America Awards Operator of the Year and Social Gaming Operator of the Year, and the 2021 Sportsbook Operator of the Year. RSI was also the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Earnings Per Share, Adjusted Net Income and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2026 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Earnings Per Share as Adjusted Net Income divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the diluted earnings (loss) per share calculations, adjusted for the reallocation of net income (loss) attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss) per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis and incremental shares from assumed conversion of stock options and restricted stock units not otherwise included in the diluted earnings (loss) per share calculation.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino, poker, or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect,"

"estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws and regulations, applicable taxes and tax rates; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; new or competitive products offered by RSI’s competitors; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Revenue	$370,361	$262,407

Operating costs and expenses
Costs of revenue	238,196	170,883
Sales and marketing	47,392	42,139
General and administrative	31,268	24,972
Depreciation and amortization	10,727	9,491
Total operating costs and expenses	327,583	247,485
Income from operations	42,778	14,922

Other income
Interest income, net	2,999	1,699
Change in tax receivable agreement liability	—	(345)
Total other income	2,999	1,354
Income before income taxes	45,777	16,276

Income tax expense	19,566	5,065
Net income	26,211	11,211
Net income attributable to non-controlling interests	17,141	5,892
Net income attributable to Rush Street Interactive, Inc.	$9,070	$5,319

Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.09	$0.06
Weighted average common shares outstanding – basic	102,185,221	93,850,707
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.08	$0.05
Weighted average common shares outstanding – diluted	106,853,552	234,292,159

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited and in thousands)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Net income	$26,211	$11,211

Other comprehensive income
Foreign currency translation adjustment, net of tax	2,161	4,527
Comprehensive income	28,372	15,738
Comprehensive income attributable to non-controlling interests	18,500	8,555
Comprehensive income attributable to Rush Street Interactive, Inc.	$9,872	$7,183

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Three Months Ended March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$26,211	$11,211
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	10,727	9,491
Share-based compensation expense	6,691	8,813
Deferred income taxes	3,330	100
Noncash lease expense	265	224
Change in tax receivable agreement liability	—	345
Changes in operating assets and liabilities:
Players’ receivables	(10,705)	(1,449)
Due from affiliates	740	(2,832)
Prepaid expenses and other assets	(7,021)	(35)
Accounts payable, accrued expenses and other liabilities	(9,591)	4,415
Players’ liabilities	(533)	(1,571)
Net cash provided by operating activities	20,114	28,712

Cash flows from investing activities
Internally developed software costs	(7,964)	(6,831)
Acquisition of gaming licenses	(710)	(61)
Acquisition of other intangible assets	(285)	(276)
Purchases of property and equipment	(252)	(161)
Acquisition of developed technology	—	(225)
Net cash used in investing activities	(9,211)	(7,554)

Cash flows from financing activities
Payments for employee taxes related to shares withheld	(22,686)	(20,366)
Principal payments of finance lease liabilities	(415)	(1,650)
Proceeds from exercise of stock options	405	—
Repurchase of Class A Common Stock	—	(5,162)
Net cash used in financing activities	(22,696)	(27,178)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,897	5,274

Net change in cash, cash equivalents and restricted cash	(8,896)	(746)
Cash, cash equivalents and restricted cash, at the beginning of the period	340,504	232,756
Cash, cash equivalents and restricted cash, at the end of the period	$331,608	$232,010

	Three Months Ended March 31,
	2026	2025
	(Unaudited)	(Unaudited)
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for new or modified operating lease liabilities	$—	$93
Right-of-use assets obtained in exchange for new or modified finance lease liabilities	$104	$3,085
Allocation of equity and non-controlling interests upon changes in RSILP ownership	$2,539	$3,224
Shares withheld for employee taxes in Other Current Liabilities	$7,783	$3,805
Investing activities in Accounts Payable and Accrued Expenses	$2,895	$2,759
Re-issuance of treasury stock under the equity compensation plan	$7,634	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$9,100	$3,067
Cash paid for interest	$213	$236

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended March 31,
($ in thousands)	2026	2025
Net income	$26,211	$11,211

Interest income, net	(2,999)	(1,699)
Income tax expense	19,566	5,065
Depreciation and amortization	10,727	9,491
Share-based compensation expense	6,691	8,813
Change in tax receivable agreement liability	—	345
Adjusted EBITDA	$60,196	$33,226

Adjusted Operating Costs and Expenses:

	Three Months Ended March 31,
	2026	2025
GAAP operating costs and expenses:
Costs of revenue	$238,196	$170,883
Sales and marketing	47,392	42,139
General and administrative	31,268	24,972
Depreciation and amortization	10,727	9,491
Total operating costs and expenses	$327,583	$247,485

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(70)	$(63)
Sales and marketing[1]	(1,161)	(3,324)
General and administrative[1]	(5,460)	(5,426)
Depreciation and amortization	—	—
Total non-GAAP operating cost and expense adjustments	$(6,691)	$(8,813)

Adjusted operating costs and expenses:
Costs of revenue	$238,126	$170,820
Sales and marketing	46,231	38,815
General and administrative	25,808	19,546
Depreciation and amortization	10,727	9,491
Total adjusted operating costs and expenses	$320,892	$238,672

1Non-GAAP Operating Costs and Expense Adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income, Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings Per Share:

	Three Months Ended March 31,
	2026	2025
Adjusted net income
Net income attributable to Rush Street Interactive, Inc. – basic	$9,070	$5,319
Effect of diluted securities:
Increase to net income attributable to non-controlling interests	—	5,892
Net income attributable to Rush Street Interactive, Inc. - diluted	9,070	11,211
Adjustments:
Net income attributable to non-controlling interest(1)	17,141	—
Share-based compensation expense	6,691	8,813
Change in tax receivable agreement liability	—	345
Adjusted net income	$32,902	$20,369

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding – basic	102,185,221	93,850,707
Adjustments:
Incremental shares from assumed conversion of stock options and restricted stock units	4,668,331	6,376,325
Conversion of weighted-average RSILP units to Class A Common Shares	—	134,065,127
Weighted-average common shares outstanding - diluted	106,853,552	234,292,159
Adjustments:
Conversion of weighted-average RSILP units to Class A Common Shares(1)	129,179,570	—
Adjusted weighted-average common shares outstanding	236,033,122	234,292,159

Adjusted earnings per share
Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.09	$0.06
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.08	$0.05
Adjusted earnings per share	$0.14	$0.09
(1) Adjusted net income includes the reallocation of net income attributable to non-controlling interests that is not otherwise included in net income attributable to Rush Street Interactive, Inc. - diluted. Adjusted weighted-average common shares outstanding includes the assumed conversion of weighted-average RSILP units to Class A Common Shares that is not otherwise included in Weighted-average common shares outstanding - diluted.

Rush Street Interactive, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$330,557	$336,256
Restricted cash	1,051	4,248
Players’ receivables	26,600	15,859
Due from affiliates	19,207	19,947
Prepaid expenses and other current assets	37,742	30,481
Total current assets	415,157	406,791

Intangible assets, net	78,397	76,436
Property and equipment, net	7,111	7,740
Operating lease assets	2,754	3,056
Deferred tax assets, net	167,297	157,862
Other assets	6,569	6,627
Total assets	$677,285	$658,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$42,742	$41,585
Accrued expenses	80,998	81,514
Players’ liabilities	47,212	47,669
Other current liabilities	41,084	39,506
Total current liabilities	212,036	210,274

Tax receivable agreement liability, non-current	132,142	128,819
Other non-current liabilities	14,551	15,928
Total liabilities	358,729	355,021

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.0001 par value, 750,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 103,184,195 and 100,691,255 shares issued as of March 31, 2026 and December 31, 2025, respectively; 103,184,195 and 99,958,236 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	10	10
Class V common stock, $0.0001 par value, 200,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 129,049,014 and 129,609,532 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	13	13
Treasury stock, at cost; nil and 733,019 shares as of March 31, 2026 and December 31, 2025, respectively	—	(3,177)
Additional paid-in capital	250,354	251,579
Accumulated other comprehensive income	2,300	1,431
Accumulated deficit	(93,551)	(102,621)
Total stockholders’ equity attributable to Rush Street Interactive, Inc.	159,126	147,235

Non-controlling interests	159,430	156,256
Total stockholders’ equity	318,556	303,491
Total liabilities and stockholders’ equity	$677,285	$658,512